       _________________________________________________________________



                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  May 7, 1999

                       NATIONAL ENVIRONMENTAL SERVICE CO.


 State of Oklahoma                    000-24470                 73-1296420
(State of Oklahoma)             (Commission File No.)        (I.R.S. Employer
                                                            Identification No.)


                             12331 East 60th Street
                             Tulsa, Oklahoma  74l46
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (918) 250-2227



       _________________________________________________________________

Item 2.  Acquisition or Disposition of Assets.

     On May 7, 1999, National Environmental Service Co. (hereafter "NESCO") acquired the assets and assumed certain liabilities of TET Environmental Services, Inc., Columbia, South Carolina, (hereafter "TET"). TET was a provider of environmental consulting and services to the fueling systems industry and other industries in South Carolina. Assets acquired include furniture, fixtures, equipment, vehicles, contracts, transferable licenses, accounts receivable, inventory, works in process, leasehold improvements, and cash operating account. Additionally, NESCO acquired all designs, methods, inventions, and know-how; all trademarks, trade names, service marks, and copyrights claimed or used, customer lists, and corporate names used. Certain assets were excluded from the sale and totaled $57,302. The assets excluded include two vehicles and miscellaneous office furniture used by the seller's principal shareholders. NESCO assumed liabilities totaling approximately $237,000. The exact amount of such liabilities as of April 30, 1999, shall be determined by an independent audit.

     The total purchase price is $2,200,000 which was determined by arm's length negotiations, with $1,600,000 to be paid at closing and $600,000 to be paid following collection of accounts receivable acquired and less any adjustments to the purchase price to be determined by an independent audit of the financial records of TET. Actual cash paid at closing was $1,365,129 and reflect adjustments as follows: (i) reductions in the amount of the net book value of the excluded assets, (ii) reductions for the amount of distributions to Shareholders since December 31, 1998, and (iii) additions for the net book value of the excluded liabilities to be retained by TET. An additional $600,000 (less any adjustments determined in accordance with the agreement) will be paid on the earlier of (i) 90 days after the date of closing, or (ii) the date on which all receivables purchased as of the date of closing shall have been collected and the independent audit of the financial records of TET have been completed. The cash portion of the purchase price was financed through an increase in the amount available under NESCO's current credit facility with Bank of Oklahoma, N.A., and a new secured loan arranged with the bank.

     NESCO has agreed to acquire the buildings and real estate occupied by TET. The shareholders of TET, William Wimberly and Harry D. O'Brian, own and lease the property to TET. The purchase price is estimated to be $600,000 and will be determined by an appraisal of the property.

     NESCO intends to use the assets acquired to conduct the same business and services in which they have been used by TET and has hired all of the TET employees except the two principal shareholders. NESCO's existing Columbia office will be combined with the TET office.

     The current report on Form 8-K filed by the Registrant on May 18, 1999 is being amended to add pro forma financial information required in connection with the reported transaction.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

                        TET Environmental Services, Inc.

                                                                            Page

Independent Auditors' Report                                                F-1

Balance Sheet, December 31, 1998                                            F-2

Statements of Income and Retained Earnings, Year ended December 31, 1998    F-3

Statement of Cash Flows, Year ended December 31, 1998                       F-4

Notes to Financial Statements                                               F-5

(b) Pro Forma Financial Information. The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based upon and should be read in conjunction with the respective historical financial statements and related notes thereto of each of the Registrant and TET Environmental Services, Inc. The pro forma information presented does not purport to represent the actual results which would have occurred if the acquisition of TET Environmental Services, Inc. had been consummated on the dates before the periods indicated, nor is it indicative of the operating results in any future period.

                                                            Page

Introduction                                                P-1

Pro-Forma Condensed Consolidated Balance Sheets -
   Unaudited, December 31, 1998                             P-2

Pro-Forma Condensed Consolidated Statements of
   Income - Unaudited, Year Ended December 31, 1998         P-4

Pro-Forma Condensed Consolidated Balance Sheets -
   Unaudited, March 31, 1999                                P-5

Pro-Forma Condensed Consolidated Statements of
   Income - Unaudited, Three Months Ended March 31, 1999    P-7

Pro-Forma Condensed Consolidated Statements of
   Income - Unaudited, Three Months Ended March 31, 1998    P-8

Notes to Pro Forma Condensed Consolidated Financial
     Statements  Unaudited                                  P-9

(c)  Exhibits.

2.1 Asset Purchase Agreement dated as of May 3, 1999, by and between the Registrant and TET Environmental Services, Inc. (Schedules and exhibits included with original filing).


                                   SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused his report to be signed on its behalf by the duly authorized undersigned officer of the Registrant.

                                  National Environmental Service Co.
                                  (Registrant)

Date:  July 20, 1999                   /s/ Larry G. Johnson
                                  By: _________________________
                                  Larry G. Johnson, Vice President
                                  & Secretary-Treasurer   & Chief
                                  Financial Officer (Authorized Officer and
                                  Principal Financial
                                  Officer)

                          INDEPENDENT AUDITORS' REPORT



The Stockholders of
TET Environmental Services, Inc.

We have audited the accompanying balance sheet of TET Environmental Services, Inc. (the "Company") as of December 31, 1998, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
June 10, 1999

                       TET ENVIRONMENTAL SERVICES, INC.
                                 BALANCE SHEET
                               December 31, 1998


Assets
Current assets:
Cash                                                 $   44,569
Accounts receivable                                     665,803
Work in process                                         171,853
Inventory                                                14,680
                                                     ----------

Total current assets                                    896,905

Fixed assets:
Furniture and fixtures                                   18,373
Office equipment                                         73,015
Field equipment                                         162,492
Vehicles                                                178,208
Leasehold improvements                                   12,684
                                                     ----------
                                                        444,772
Less accumulated depreciation                          (251,135)
                                                     ----------

Net fixed assets                                        193,637
                                                     ----------

Total assets                                         $1,090,542
                                                     ==========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                     $  242,622
Accrued expenses                                         42,465
Note payable                                             11,209
                                                     ----------

Total current liabilities                               296,296

Note payable - long-term                                 23,991

Stockholders' equity:
Common stock, $1 par value; 200 shares authorized
and outstanding                                             200
Retained earnings                                       770,055
                                                     ----------

Total stockholders' equity                              770,255
                                                     ----------

Total liabilities and stockholders' equity           $1,090,542
                                                     ==========

                      See notes to financial statements.

                        TET ENVIRONMENTAL SERVICES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                          Year ended December 31, 1998


Revenue                                         $2,906,495

Costs and expenses                               1,771,932
Selling, general and administrative expenses       664,458
                                                ----------

Income from operations                             470,105

Interest and other income                            5,597
                                                ----------

Net income                                         475,702

Distributions to stockholders                     (468,084)

Retained earnings, beginning of year               762,437
                                                ----------

Retained earnings, end of year                  $  770,055
                                                ==========

                      See notes to financial statements.

                        TET ENVIRONMENTAL SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                          Year ended December 31, 1998



Cash Flows from Operating Activities
Net income                                                 $ 475,702
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation                                                39,813
  Gain on disposal of property                                (3,251)
  Change in assets and liabilities:
      Increase in accounts receivable                       (169,264)
      Increase in accounts payable                           180,266
      Increase in accrued expenses                            42,465
                                                           ---------

Net cash provided by operating activities                    565,731

Cash Flows from Investing Activities
Payments for the purchase of fixed assets                    (52,432)
Proceeds from the sale of fixed assets                        22,000
                                                           ---------

Net cash used in investing activities                        (30,432)

Cash Flows from Financing Activities
Payments on notes                                            (63,350)
Distributions paid to owners                                (468,084)
                                                           ---------

Net cash used in financing activities                       (531,434)
                                                           ---------

Net increase in cash                                           3,865

Cash, beginning of year                                       40,704
                                                           ---------

Cash, end of year                                          $  44,569
                                                           =========

Supplemental Information
Cash paid for interest                                     $   3,707
                                                           =========

Summary of non-cash investing and financing activities:
Note payable incurred for purchase of truck                $  36,095
                                                           =========

                      See notes to financial statements.

                        TET ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          Year ended December 31, 1998


Note 1  Summary of Significant Accounting Policies

Description of business

TET Environmental Services, Inc. (the "Company") is engaged in the businesses of providing cathodic protection for underground metal tanks, environmental site assessments, contaminated soil and water remediation and the installation and removal of storage tanks. The company is located in Columbia, South Carolina, and performs most of these services in the South Carolina area.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Accounts Receivable and Work in Process

The Company accounts for its construction-type contracts using a cost-to-cost method. Due to the short-term nature of the Company's contracts, projects are billed as costs are incurred with no profit recognized until the project is completed. Accounts receivable consists of unpaid billings for contracts, while work in process consists of costs incurred on contracts that are not yet billed.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method.

Fixed assets

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Gains and losses on retirement of property and equipment are recognized in the period of retirement.

Income taxes

The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the Company's income flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability as long as the S Corporation election is in effect.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. The company controls credit risk through monitoring procedures. The company performs credit evaluations for all new customers but does not require collateral to support customer receivables.


Note 3  Note Payable

Note payable at December 31, 1998 consists of a bank note due in monthly installments of $1,129 through November 2001, including interest at a rate of 7.75%. The note is collateralized by a vehicle.

Scheduled maturities of long-term debt as of December 31, 1998 are $11,209, $12,109, and $11,882 for the years ending December 31, 1999 through December 31, 2001, respectively.

Note 4  Commitments

The Company leases the land and building from the shareholders of the Company on a month-to-month basis. Total rental expense for 1998 was $53,491.


Note 5  Subsequent Events

On May 7, 1999, the Company's operating assets were acquired by National Environmental Service Co. ("NESCO"), subject to certain liabilities.

                        UNAUDITED PRO-FORMA CONSOLIDATED
                             FINANCIAL INFORMATION


                       National Environmental Service Co.
                                      and
                        TET Environmental Services, Inc.


The following unaudited consolidated pro-forma balance sheets as of December 31, 1998 and March 31, 1999, and consolidated pro-forma statements of operations for the year ended December 31, 1998, and the three months ended March 31, 1999 and 1998, give effect to the acquisition of the operating assets and certain liabilities of TET Environmental Services, Inc. ("TET") by National Environmental Service Co. ("NESCO").

The acquisition of TET has been accounted for as a purchase under generally accepted accounting principles. As a result, the Company has allocated the total cost of the acquisition to the acquired assets and assumed liabilities, based on their fair values and will include the results of operations of TET in NESCO's consolidated financial statements from the effective date.

The pro-forma consolidated financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The pro-forma calculations presented are for comparative purposes only. The consolidated pro-forma statements are based upon the financial statements of NESCO and TET and should be read in conjunction with those financial statements and related notes.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

                           SUPPLEMENTARY INFORMATION

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                               December 31, 1998
                                  (Unaudited)
              (In Thousands of Dollars except per share amounts)


                                                             Historical             Pro-Forma
                                                        --------------------------------------------
                                                           NESCO     TET    Adjustments     Combined
                                                        --------------------------------------------
                        Assets
Current assets:
   Cash                                                   $   152   $   44    $       -      $   196
   Accounts receivable:
      Trade, net                                            7,915      666            -        8,581
      Costs in excess of billings and estimated
         earnings on uncompleted contracts                  1,479      172            -        1,651
   Materials and supplies                                   1,061       15            -        1,076
   Prepaid expenses                                            32        -            -           32
                                                        --------------------------------------------

Total current assets                                       10,639      897            -       11,536

Property and equipment, net                                 2,426      194        12 (2)       3,157
                                                                                 525 (5)

Other assets, net of accumulated amortization                 107        -     1,147 (2)       1,254
                                                        --------------------------------------------

Total assets                                              $13,172   $1,091    $   1,684      $15,947
                                                        ============================================

           See notes to consolidated pro forma financial statements.


                                                             Historical            Pro Forma
                                                        --------------------------------------------
                                                            NESCO    TET    Adjustments     Combined
                                                        --------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations            $ 3,541   $   11    $ (11) (2)     $ 3,965
                                                                                424  (3)
   Accounts payable                                         1,554      242        -            1,796
   Accrued income taxes                                       911        -        -              911
   Other accrued liabilities                                  209       43        -              252
                                                        --------------------------------------------
Total current liabilities                                   6,215      296      413            6,875

Long-term obligations                                       1,007       24      (24) (2)       3,073
                                                                              2,066  (3)

Deferred income taxes                                         197        -        -              197

Shareholders' equity:
   Preferred stock:  1,000,000 shares authorized;
      none issued                                               -        -        -                -
   Common stock                                                79        1       (1) (2)          79
   Additional paid-in capital                               3,948        -        -            3,948
   Retained earnings                                        1,966      770     (770) (2)       1,966
   Common stock in Treasury, at cost, 316,991
      shares                                                 (240)       -        -             (240)
                                                        --------------------------------------------
Total shareholders' equity                                  5,753      771     (771)           5,753
                                                        --------------------------------------------

Total liabilities and shareholders' equity                $13,172   $1,091    $   1,684      $15,947
                                                        ============================================

           See notes to consolidated pro forma financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

                           SUPPLEMENTARY INFORMATION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                               December 31, 1998
                                  (Unaudited)
              (In Thousands of Dollars except per share amounts)

                                                               Historical                  Pro-Forma
                                                        -----------------------------------------------------
                                                             NESCO       TET    Adjustments        Combined
                                                        -----------------------------------------------------
Revenues                                                  $   18,304   $2,906     $       -       $   21,210

Cost and expenses                                             11,859    1,772             -           13,631
Selling, general and administrative expenses                   3,715      664          (300) (1)       4,103
                                                                                         57  (2)
                                                                                                         (33) (5)
                                                        -----------------------------------------------------
Income from operations                                         2,730      470           276            3,476

Other income                                                      42        9             -               51
Interest expense                                                (407)      (3)            3 (2)         (603)
                                                                                       (196) (3)
                                                        -----------------------------------------------------
Income before provision for income taxes                       2,365      476            83            2,924

Provision for income taxes                                       895        -           212 (4)        1,107
                                                        -----------------------------------------------------

Net income                                                $    1,470   $  476     $    (129)      $    1,817
                                                        =====================================================

Basic and diluted net income per share                         $0.19                                   $0.23
                                                        ============                            =============

Weighted average shares outstanding--basic                 7,793,322                               7,793,322
                                                        ============                            =============


Weighted average shares outstanding--diluted               7,804,503                               7,804,503
                                                        ============                            =============

           See notes to consolidated pro forma financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

                           SUPPLEMENTARY INFORMATION

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                               March 31, 1998
                                  (Unaudited)
              (In Thousands of Dollars except per share amounts)


                                                             Historical            Pro-Forma
                                                        ------------------------------------------
                                                           NESCO     TET    Adjustments   Combined
                                                        ------------------------------------------
                Assets
Current assets:
   Cash                                                   $   168   $  172  $         -    $   340
   Accounts receivable:
      Trade, net                                            6,941      782            -      7,723
      Costs in excess of billings and estimated
         earnings on uncompleted contracts                  1,956      231            -      2,187
   Materials and supplies                                   1,222       15            -      1,237
   Prepaid expenses                                            60        -            -         60
                                                        ------------------------------------------
Total current assets                                       10,347    1,200            -     11,547

Property and equipment, net                                 2,923      170        12 (2)     3,630
                                                                                 525 (5)

Other assets, net of accumulated amortization                 625        -       823 (2)     1,448
                                                        ------------------------------------------

Total assets                                              $13,895   $1,370  $     1,360    $16,625
                                                        ==========================================

           See notes to consolidated pro forma financial statements.

                                                             Historical           Pro Forma
                                                        ------------------------------------------
                                                            NESCO    TET    Adjustments   Combined
                                                        ------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations            $ 4,162   $    9  $    (9) (2)   $ 4,586
                                                                                424  (3)
   Accounts payable                                         1,287      206        -          1,493
   Accrued income taxes                                       728        -        -            728
   Other accrued liabilities                                  375       34        -            409
                                                        ------------------------------------------
Total current liabilities                                   6,552      249      415          7,216

Long-term obligations                                       1,120       24      (24) (2)     3,186
                                                                              2,066  (3)
Deferred income taxes                                         198        -        -            198

Shareholders' equity:
   Preferred stock:  1,000,000 shares authorized;
      none issued                                               -        -        -              -
   Common stock                                                79        1       (1) (2)        79
   Additional paid-in capital                               4,006        -        -          4,006
   Retained earnings                                        2,597    1,096   (1,096) (2)     2,597
   Common stock in Treasury, at cost, 316,991
      shares                                                 (657)       -        -           (657)
                                                        ------------------------------------------

Total shareholders' equity                                  6,025    1,097   (1,097)         6,025
                                                        ------------------------------------------

Total liabilities and shareholders' equity                $13,895   $1,370  $ 1,360        $16,625
                                                        ==========================================

           See notes to consolidated pro forma financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

                           SUPPLEMENTARY INFORMATION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                       Three Months ended March 31, 1999
                                  (Unaudited)
              (In Thousands of Dollars except per share amounts)

                                                           Historical (Unaudited)     Pro-Forma (Unaudited)
                                                        ---------------------------------------------------------
                                                              NESCO         TET     Adjustments       Combined
                                                        ---------------------------------------------------------
Revenues                                                     $    6,490      $981      $      -       $    7,471

Cost and expenses                                                 3,900       457             -            4,357
Selling, general and administrative expenses                      1,524       159           (25) (1)       1,664
                                                                                             10  (2)
                                                                                             (4) (5)


Income from operations                                            1,066       365            19            1,450

Other income                                                         56         7             -               63
Interest expense                                                   (104)       (1)            1  (2)        (152)
                                                                                            (48) (3)
                                                        --------------------------------------------------------
Income before provision for income taxes                          1,018       371           (28)           1,361

Provision for income taxes                                          387         -           130 (4)          517
                                                        --------------------------------------------------------

Net income                                                   $      631      $371      $   (158)     $      844
                                                        =======================================================

Basic and diluted net income per share                            $0.08                                   $0.11
                                                        ===============                        ================

Weighted average shares outstanding--basic                    7,838,793                               7,838,793
                                                        ===============                        ================


Weighted average shares outstanding--diluted                  7,878,928                               7,878,928
                                                        ===============                        ================

           See notes to consolidated pro forma financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

                           SUPPLEMENTARY INFORMATION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                       Three Months ended March 31, 1998
                                  (Unaudited)
              (In Thousands of Dollars except per share amounts)


                                                           Historical (Unaudited)     Pro-Forma (Unaudited)
                                                        ----------------------------------------------------
                                                              NESCO         TET     Adjustments    Combined
                                                        ----------------------------------------------------

Revenues                                                     $    3,688      $555      $      -   $    4,243

Cost and expenses                                                 2,781       308             -        3,089
Selling, general and administrative expenses                        782       126       (75) (1)         846
                                                                                         14  (2)
                                                                                         (1) (5)
                                                        ----------------------------------------------------

Income from operations                                              125       121        62              308

Other income                                                         21        23         -               44
Interest expense                                                   (108)       (2)        2  (2)        (160)
                                                                                        (52) (3)
                                                        ----------------------------------------------------
Income before provision for income taxes                             38       142        12              192

Provision for income taxes                                           12         -        49 (4)           61
                                                        ----------------------------------------------------

Net income                                                   $       26      $142      $(37)      $      131
                                                        ====================================================

Basic and diluted net income per share                            $0.00                                $0.02
                                                        ===============                        =============

Weighted average shares outstanding                           6,917,540                            6,917,540
                                                        ===============                        =============

Weighted average shares outstanding                           6,986,913                            6,986,913
                                                        ===============                        =============

           See notes to consolidated pro forma financial statements.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

                                  (Unaudited)

Note 1 -- Basis of Presentation

The pro forma combined condensed consolidated financial statements reflect NESCO's acquisition of certain assets and liabilities of TET. The pro forma combined condensed consolidated financial statements give effect to the acquisition as if the acquisition occurred at the reported balance sheet dates and as of the beginning of the periods presented.

Note 2 -- Pro forma Adjustments

The accompanying pro forma condensed consolidated financial statements reflect the following adjustments:

(1) To eliminate TET owner compensation and expenses that will not be incurred by NESCO.

(2) To reflect the allocation of purchase price, goodwill and related amortization.

(3) To reflect acquisition indebtedness and related interest expense due to debt used to fund the acquisition, including the building discussed in (5) below.

(4) Income taxes imputed at NESCO's effective tax rate. TET is an S-Corporation for which taxable income is reported by the owners on their individual tax returns. The pro forma tax adjustment reflects income taxes on TET's pro forma income at NESCO's effective tax rate.

(5) The building occupied by TET was owned by TET's owners and leased from them. NESCO purchased the building from TET's owners for cash at the appraised amount of $525,000. This purchase was also funded by indebtedness. The pro forma adjustment reflects the building purchase, depreciation, and elimination of rent expense associated with the building.


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